CENTRAL NEWSPAPERS, INC.
                   UNFUNDED SUPPLEMENTAL RETIREMENT PLAN
                 FOR A SELECT GROUP OF MANAGEMENT EMPLOYEES
                        (EFFECTIVE JANUARY 1, 1994)


     Central Newspapers, Inc., Phoenix Newspapers, Inc., Indianapolis Newspapers, Inc. and Muncie Newspapers, Inc. hereby adopt this Central Newspapers, Inc. Unfunded Supplemental Retirement Plan for a Select Group of Management Employees (the "Plan"), effective as of January 1, 1994 to provide, in its entirety, as follows:

                                  PREAMBLE

     This Plan is an unfunded supplemental retirement plan for a select group of management employees of Central Newspapers, Inc. (the "Company"), Phoenix Newspapers, Inc., Indianapolis Newspapers, Inc. and Muncie Newspapers, Inc. (the Company and its affiliated entities are individually referred to as an "Employer" and collectively referred to as the "Employers") and is designed to meet applicable exemptions under Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended, and under Department of Labor Regulation Section 2520.104-23.

                                 ARTICLE I
                                DEFINITIONS

     Section 1.01. Administrator. The term "Administrator" means the Company, which shall have the sole authority to manage and to control the operation and administration of this Plan.

     Section 1.02. Board. The term "Board" means the Board of Directors of each Employer.

     Section 1.03. Code. The term "Code" means the Internal Revenue Code of 1986 as now in effect or hereafter amended and shall also include all regulations promulgated thereunder.

     Section 1.04. Actuarial Equivalent. The term "Actuarial Equivalent" has the same meaning as is ascribed to that term in the Company Pension Plan.

     Section 1.05. Beneficiary. The term "Beneficiary" means with respect to a Participant each individual other than that Participant's Spouse who is entitled to benefits under the Company Pension Plan as a result of the death of that Participant.

     Section 1.06. Company Pension Plan. The term "Company Pension Plan" means the Central Newspapers, Inc. Retirement Plan or the Phoenix Newspapers, Inc. Retirement Plan, as each is now in effect or is hereafter amended.

     Section 1.07. Effective Date. The term "Effective Date" means January 1, 1994.

     Section 1.08. Participant. The term "Participant" means any individual who is eligible for benefits under Article II of this Plan.

     Section 1.09. Plan. The term "Plan" means the Central Newspapers, Inc. Unfunded Supplemental Retirement Plan for a Select Group of Management Employees.

     Section 1.10. Spouse. The term "Spouse" means, with respect to the payment of death benefits under Section 2.01 of this Plan with respect to a Participant, that Participant's spouse who is entitled to benefits under the Company Pension Plan as a result of the death of that Participant. The term "Spouse" means, with respect to the payment of retirement benefits under
Section 2.02 of this Plan with respect to a Participant, that Participant's spouse who is entitled to retirement benefits under the Company Pension Plan as a result of the Termination of Employment of that Participant.

     Section 1.11. Termination of Employment. The term "Termination of Employment" means the date on which a Participant retires, resigns, incurs a total disability or otherwise, voluntarily or involuntarily, terminates his full-time employment with the Employers for reasons other than death.

     Section 1.12. Benefit Calculation Date. The term "Benefit Calculation Date" means with respect to a Participant the earliest date on which that Participant would have been entitled to receive a benefit payment under the Company Pension Plan by reason of his Termination of Employment (determined without regard to any requirement of notice, application or consent by the Company, the Participant, his Spouse or any other person).

                                 ARTICLE II
                               PARTICIPATION

     The individuals eligible for benefits as Participants under this Plan shall include each employee of an Employer who is covered under the Central Newspapers, Inc. Executive Life Insurance Plan and whose retirement benefits under a Company Pension Plan are limited by Section 401(a)(17) or Section 415 of the Code. An Employer may add additional Participants by action of its Board.

                                ARTICLE III
                                  BENEFITS

     Section 3.01. Death Benefits. Upon the death of a Participant on or after the Effective Date and before the commencement of his benefits hereunder, his Spouse or Beneficiary, if any, shall be entitled to receive death benefits under this Plan. The death benefits to which such Spouse or Beneficiary shall be entitled shall be payable in the form of an Actuarial Equivalent single lump sum cash payment and shall be calculated in the same manner and shall be payable at the same time as benefit payments commence to such Spouse or Beneficiary under the Company Pension Plan as a result of the Participant's death; provided, however, that the amount of the Participant's retirement income upon which the Spouse's or Beneficiary's death benefits under this Plan shall be based shall equal the amount of retirement income determined under
Section 3.02.

     Section 3.02. Retirement Benefits. Upon a Participant's Termination of Employment on or after the Effective Date, such Participant shall be entitled to receive retirement benefits under this Plan in an amount determined in accordance with this Section 3.02. Unless an optional form of benefit is elected in accordance with Section 3.03, such benefits shall be payable in an Actuarial Equivalent single lump sum cash payment determined as though monthly retirement benefits had begun coincident with that Participant's Benefit Calculation Date.

     The amount of the retirement benefits for a Participant shall be equal to the amount by which:

          (a)  the sum of:

               (1) the Employer-provided monthly benefits that such Participant is entitled to receive under the provisions of the Company Pension Plan in effect with respect to that Participant on the date of his Termination of Employment (assuming his benefit payments under the Company Pension Plan commence on his Benefit Calculation Date and are determined without regard to the limitations contained in Section 401(a)(17) and Section 415 of the
          Code) and based solely on his service with the Employers on and after the Effective Date; and

               (2) the monthly benefits such Participant would be entitled to receive under the provisions of the Company Pension Plan in effect with respect to that Participant on December 31, 1993 based solely on his service with the Employers before the Effective Date (assuming such benefit payments under the Company Pension Plan would have commenced on his Benefit Calculation Date);

     exceeds

          (b)  the sum of:

               (1) the Employer-provided monthly benefits that such Participant is entitled to receive under the provisions of the Company Pension Plan in effect with respect to that Participant on the date of his Termination of Employment (assuming his benefit payments under the Company Pension Plan commence on his Benefit Calculation Date) and based solely on his service with the Employers on and after the Effective Date; and

               (2) the monthly benefits such Participant would be entitled to receive under the provisions of the Company Pension Plan in effect with respect to that Participant on December 31, 1993 based solely on his service with the Employers before the Effective Date (assuming such benefit payments under the Company Pension Plan would have commenced on his Benefit Calculation Date).

     For purposes of calculating a Participant's Employer-provided monthly benefit under subsection (a)(1) and subsection (b)(1), that Participant shall be deemed to have made the maximum voluntary non-deductible contributions under the Company Pension Plan (determined in the case of subsection (a)(1) without regard to the limitations contained in Section 401(a)(17) and Section 415 of the Code) and to have elected to receive as of the date his benefit payments commence under the Company Pension Plan a refund of his deemed and actual voluntary non-deductible contributions plus interest, thereby resulting in the cancellation of his deemed and actual supplemental credits earned under the Company Pension Plan.

     Section 3.03.  Payment Options.  A Participant may elect within thirty
(30) calendar days from the date he becomes eligible to be a Participant in the Plan for benefits to be paid under Section 3.01 or Section 3.02 in any Actuarial Equivalent optional form then permitted under a Company Pension Plan with benefit payments made at the same time and in the same manner as under that Company Pension Plan. Any election under this Section shall be made on the form prescribed by the Company and may not be revoked unless the revocation is consented to by the Board of his Employer and is requested because of the Participant's (or his Spouse's or Beneficiary's) extreme financial hardship.

                                 ARTICLE IV
                         ADMINISTRATION OF THE PLAN

     Section 4.01. Administrator. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

     Section 4.02. General Powers of Administration. All provisions set forth in the Company Pension Plan with respect to the administrative powers and duties of the Company, expenses of administration, and procedures for filing claims shall also be applicable with respect to this Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, counsel or other person employed or engaged by the Company with respect to this Plan or the Company Pension Plan.

                                 ARTICLE V
                          AMENDMENT OR TERMINATION

     Section 5.01. Amendment or Termination. The Employers intend the Plan to be permanent but reserve the right to amend or terminate the Plan when, in the sole opinion of the Employers, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of each Board and shall be effective as of the date of such resolution.

     Section 5.02. Effect of Amendment or Termination. No amendment or termination of this Plan shall directly or indirectly reduce the benefit accrued by a Participant under Section 3.02 as of the effective date of such amendment or termination. Upon termination of this Plan, payment of benefits hereunder shall be made to the Participant, his Spouse or his Beneficiary in the manner and at the time described in Article III of the Plan. No additional benefits shall accrue under this Plan with respect to a Participant after termination of the Plan.

                                 ARTICLE VI
                             GENERAL PROVISIONS

     Section 6.01. Participant's Rights Unsecured. The Plan at all times shall be entirely unfunded and, except as may be provided under the Central Newspapers, Inc. Employee Benefit Trust, no provision shall at any time be made with respect to segregating any assets of the Employers for payment of any benefits hereunder. The right of a Participant, his Spouse or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employers, and neither the Participant, his Spouse nor his Beneficiary shall have any rights in or against any specific assets of the Employers.

     Section 6.02. General Conditions. Nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of a Company Pension Plan.

     Section 6.03. No Guarantee of Benefits. Nothing contained in this Plan shall constitute a guaranty by the Employers or any other person or entity that the assets of the Employers will be sufficient to pay any benefit hereunder.

     Section 6.04. No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution under this Plan except in accordance with the terms of the Plan. Establishment of this Plan shall not be construed to give any Participant the right to be retained in the service of the Employers.

     Section 6.05. Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     Section 6.06. Applicable Law. Except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Plan shall be construed and administered under the laws of the State of Indiana.

     Section 6.07. Incapacity of Recipient. If any person entitled to a distribution under the Plan is deemed by the Administrator to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Administrator may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Employers and the Plan therefor.

     Section 6.08. Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of an Employer or by the merger or consolidation of an Employer into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation with respect to that transferee, purchaser or successor entity only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate with respect to that transferee, purchaser or successor entity subject to the provisions of Section 5.02.

     Section 6.09. Unclaimed Benefit. Each Participant shall keep the Administrator informed of his current address and the current address of his designated beneficiary. The Administrator shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Administrator within three (3) years after the date on which payment of the Participant's benefits may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Administrator is unable to locate any designated beneficiary of the Participant, then the Employers shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

     Section 6.10. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Employers nor any individual acting as employee or agent of the Employers shall be liable to any Participant, former Participant, Spouse, Beneficiary or other person for any claim, loss, liability or expense incurred in connection with the Plan.

     Section 6.11. Construction. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

     This Plan has been executed on this 10th day of August, 1994 retroactively effective as of January 1, 1994.

                                   CENTRAL NEWSPAPERS, INC.


                                   By  /s/ Frank E. Russell
                                     ------------------------
                                        Frank E. Russell
                                        Its President
ATTEST:


By  /s/ Marjorie C. Tarplee
  ---------------------------
     Marjorie C. Tarplee
     Its Secretary

                                   INDIANAPOLIS NEWSPAPERS, INC.



                                   By  /s/ Malcolm W. Applegate
                                     ----------------------------
                                        Malcolm W. Applegate
                                        Its President
ATTEST:


By  /s/ Frank E. Russell
  ------------------------
     Frank E. Russell
     Its Secretary



                                   MUNCIE NEWSPAPERS, INC.



                                   By  /s/ Frank E. Russell
                                     ------------------------
                                        Frank E. Russell
                                        Its President
ATTEST:


By  /s/ Marjorie C. Tarplee
  ---------------------------
     Marjorie C. Tarplee
     Its Secretary



                                   PHOENIX NEWSPAPERS, INC.



                                   By  /s/ Eugene S. Pulliam
                                     -------------------------
                                        Eugene S. Pulliam
                                        Its President

ATTEST:


By  /s/ Frank E. Russell
  ------------------------
     Frank E. Russell
     Its Secretary